Exhibit 99.1

Kopin Corporation Announces Stock Repurchase Program

TAUNTON, Mass.--(BUSINESS WIRE)--December 8, 2008--Kopin Corporation (NASDAQ: KOPN) announced today that its Board of Directors has authorized the repurchase of up to $15 million of the Company’s common stock.

Kopin intends to finance the repurchase program with available cash. The Company plans to buy shares in the open market or through privately negotiated transactions from time to time, subject to market conditions and other factors and in compliance with applicable legal requirements. The plan does not obligate Kopin to acquire any particular amount of common stock, and can be suspended at any time at the Company’s sole discretion. Kopin has approximately 67.8 million shares of common stock outstanding. On December 5, 2008, the Company’s common stock closed at $1.96 per share.

“We believe our stock is currently undervalued,” said Kopin President and Chief Executive Officer Dr. John C.C. Fan. “As a result, we see this repurchase program as a prudent use of capital that underscores our commitment to building long-term value for our shareholders. With nearly $92 million in cash and equivalents on our balance sheet as of September 27, 2008, and no long-term debt, we have ample financial resources to fund this program while continuing to execute our growth strategy. At the same time, we recognize that maintaining a strong cash position is essential in light of the global economic environment, so we want to assure shareholders that our repurchase program will be implemented judiciously.”

About Kopin

Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and III-V products, including heterojunction bipolar transistors (HBTs), that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 30 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin’s proprietary display and III-V technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

Kopin – The NanoSemiconductor Company™

Safe Harbor Statement

Statements in this news release about Kopin’s plan to repurchase up to $15 million in common stock may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to Kopin’s plans to buy shares in the open market or through privately negotiated transactions from time to time; our belief that our stock is currently undervalued; our belief that this program is a prudent use of capital that underscores our commitment to building long-term value for our shareholders; our belief that we have ample resources to fund this program while continuing to execute our growth strategy; and our statement that the repurchase program will be implemented judiciously. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic conditions and other factors that might affect the timing and the amount of the share repurchase; the potential that any share repurchase will not enhance shareholder value; competitive products, commodity pricing and other external factors that might affect Kopin’s position in the marketplace; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 29, 2007, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Chief Financial Officer
Richard_Sneider@kopin.com
or
Sharon Merrill Associates, Inc.
Scott Solomon, 617-542-5300
Vice President
ssolomon@investorrelations.com